SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C. § 1350, the undersigned officer of Wells Fargo Utilities and High Income Fund (the “Fund”), hereby certifies, to the best of his knowledge, that the Fund’s report on Form N-CSR for the year ended August 31, 2018 (the “Report”) fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

Date: October 26, 2018

By:

/s/ Andrew Owen

Andrew Owen
President
Wells Fargo Utilities and High Income Fund

This certification is being furnished to the Securities and Exchange Commission pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR with the Securities and Exchange Commission.

Exhibit 99.906CERT

SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C. § 1350, the undersigned officer of Wells Fargo Utilities and High Income Fund (the “Fund”), hereby certifies, to the best of her knowledge, that the Fund’s report on Form N-CSR for the year ended August 31, 2018 (the “Report”) fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

Date: October 26, 2018

By:

/s/ Nancy Wiser

Nancy Wiser
Treasurer
Wells Fargo Utilities and High Income Fund

This certification is being furnished to the Securities and Exchange Commission pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR with the Securities and Exchange Commission.

Exhibit 99.906CERT